UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) o f the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 8, 2020

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2020, the Company entered into an Employment Agreement with Patrick J. Lord (the “Lord Agreement”). The following summary of the terms of the Lord Agreement is qualified in its entirety by the text of such agreement. The Lord Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Lord Agreement is effective September 8, 2020. The Lord Agreement replaces the Change in Control Agreement between the Company and Dr. Lord that was effective January 1, 2018. The Lord Agreement provides that Dr. Lord shall serve as an Executive Vice President of the Company for a term commencing on September 8, 2020 and ending on December 31, 2020, subject to the right of the Company or Dr. Lord, under certain circumstances, to terminate the agreement prior to such time. The end date for the Lord Agreement was chosen to coincide with the end dates of the Company’s Employment Agreements with its other Executive Vice Presidents and with its President and Chief Executive Officer, and is the same as the end date for the prior Change in Control Agreement between the Company and Dr. Lord.

Under the terms of the Lord Agreement, Dr. Lord receives a base salary of $509,850, which is reviewed at least annually and potentially adjusted. Dr. Lord is also entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally, subject to the applicable terms and conditions of those programs and the approval of the compensation and human resources committee of the board, and to participate in the Company’s Elective Deferred Compensation Plan. Dr. Lord receives other benefits, such as health insurance, vacation, and benefits under other plans and programs generally applicable to executive officers of the Company.

If an Involuntary Termination (as defined in the Lord Agreement) of Dr. Lord’s employment occurs, other than in connection with a Change in Control (as defined in the Lord Agreement), Dr. Lord will be entitled to: (1) a lump-sum cash payment equal to 12 months of his then-current base salary, plus an amount equal to 50% of the average of the last five annual payments made to Dr. Lord under the short-term variable compensation or any predecessor or successor programs (the “Short-Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro-rata amount he would have earned under the Short-Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any long-term, cash-based variable-compensation programs of the Company (the “Long-Term Cash Programs”); (3) certain medical benefits; (4) conversion of the unvested Market-Based Performance Restricted Stock Unit (“mPRSU”) and Performance Restricted Stock Unit (“PRSU”) awards into a cash payment based on the Company’s performance through the earlier of the date of termination or the last day of the performance period and pro-rated based on time of service during the performance period prior to termination; and (5) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or Restricted Stock Unit (“RSU”) awards that are not mPRSUs/PRSUs granted to Dr. Lord at least 12 months prior to the termination date.

If a Change in Control of the Company (as defined in the Lord Agreement) occurs during the period of Dr. Lord’s employment, and if there is an Involuntary Termination of Dr. Lord’s employment after the initial public announcement of the transaction or within the 18 months following the Change in Control (the “Change in Control Protection Period”), Dr. Lord will be entitled to: a lump-sum cash payment equal to 18 months of Dr. Lord’s then current base salary, plus an amount equal to 150% of the Five-Year Average Amount, plus an additional amount equal to the amount he would have earned under the Short-Term Program for the calendar year in which his employment is terminated multiplied by the number of full months worked in that calendar year divided by twelve; certain medical benefits; conversion of any mPRSUs/PRSUs outstanding as of the Change in Control into a cash award payable at time of termination calculated as set forth in the award agreements; vesting, as of the date of termination, of the unvested stock option or RSU awards that are not mPRSUs/PRSUs granted to Dr. Lord prior to the Change in Control; and to the extent applicable, payment of any amounts accrued as of the Change in Control under any Long-Term Cash Programs, plus an amount equal to the remaining target amount under any Long-Term Cash Programs.

If Dr. Lord’s employment is terminated due to disability or in the event of his death, Dr. Lord (or his estate) will be entitled to: (1) the pro rata amount he would have earned under the Short-Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any applicable Long-Term Cash Programs; (3) certain medical benefits; (4) vesting, as of the date of termination, of at least 50% of the unvested stock option and RSU awards granted to Dr. Lord prior to the date of termination (or a pro rata amount, based on period of service, if greater than 50%); and (5) vesting, as of the date of termination, of a portion of mPRSUs/PRSUs based on the Company’s performance through the earlier of the date of termination or the last day of the performance period and applied to at least 50% of the target number of shares (or a pro rata amount, based on time of service during the performance period, if greater than 50%).

If Dr. Lord voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Company’s Retiree Health Plans); stock options, RSUs and mPRSUs/PRSUs will cease to vest on the termination date; and stock options will be canceled unless they are exercised within ninety days after the termination date. All RSUs (whether mPRSUs, PRSUs or otherwise) will be canceled on the termination date.

Dr. Lord’s agreement also subjects Dr. Lord to customary confidentiality and non-competition obligations during the term of the agreement, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Dr. Lord to execute a release in favor of the Company to receive the payments described above. Any compensation that is paid to Dr. Lord by the Company is subject to any applicable compensation recovery policy.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1 Employment Agreement with Patrick J. Lord, dated September 8, 2020*

*Indicates management contract or compensatory plan or arrangement in which executive officers of the Company are eligible to participate.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 8, 2020	LAM RESEARCH CORPORATION

	By:	/s/ Ava M. Hahn
Ava M. Hahn
Senior Vice President, Chief Legal Officer